Exhibit 99

Jefferies Reports Record Fiscal Fourth-Quarter 2013 Financial Results

NEW YORK--(BUSINESS WIRE)--December 17, 2013--Jefferies Group LLC today announced financial results for its fiscal fourth quarter 2013.

Highlights for the three months ended November 30, 2013:

  Net revenues of $936 million
  Net earnings of $120 million
  Investment banking net revenues of $417 million
  Equities net revenues of $294 million
  Fixed Income net revenues of $212 million

Richard B. Handler, Chairman and Chief Executive Officer of Jefferies, commented: “Our results reflect exceptional quarterly performance in our investment banking efforts, a solid performance from our core global equity businesses, and a very significant improvement in our fixed income results versus the third-quarter. Our investment banking performance benefited from a strong equities and leveraged finance new issues market and demonstrates our significant market presence and value added capabilities. Our equities results include the impact of $110 million in pre-tax unrealized mark-to-market gains on our holdings of shares of Knight Capital and Harbinger Group. Fixed income customer flows improved significantly from last quarter. While our results for the full fiscal year 2013 were below those of 2012, primarily due to the difficult mid-year fixed income environment, we believe the strong finish to the year, combined with the continued positive momentum in all of our core businesses, positions us well for 2014. We thank our clients, our employees, our bondholders and all our business partners for their continued support.”

The financial tables attached should be read in connection with our Quarterly Report on Form 10-Q for the quarter ended August 31, 2013 and our Annual Report on Form 10-K for the year ended November 30, 2012.

Jefferies, the global investment banking firm focused on serving clients for over 50 years, is a leader in providing insight, expertise and execution to investors, companies and governments. The firm provides a full range of investment banking, sales, trading, research and strategy across the spectrum of equities, fixed income, foreign exchange, futures and commodities, and also select asset and wealth management strategies, in the Americas, Europe and Asia. Jefferies Group LLC is a wholly-owned subsidiary of Leucadia National Corporation (NYSE: LUK), a diversified holding company.

JEFFERIES GROUP LLC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
(Amounts in Thousands)
(Unaudited)

	Successor		Predecessor
	Quarter Ended	Quarter Ended	Quarter Ended
	November 30, 2013	August 31, 2013	November 30, 2012

Revenues:
Commissions	$141,594	$138,736	$127,074
Principal transactions	289,430	(24,910)	242,140
Investment banking	417,044	309,339	282,962
Asset management fees and investment income from managed funds	12,017	13,549	16,318
Interest income	224,911	230,672	242,904
Other revenues	39,320	28,630	61,872
Total revenues	1,124,316	696,016	973,270
Interest expense	188,609	178,987	204,421
Net revenues	935,707	517,029	768,849
Interest on mandatorily redeemable preferred interests of consolidated subsidiaries	-	-	8,279
Net revenues, less interest on mandatorily redeemable preferred interests of consolidated subsidiaries	935,707	517,029	760,570

Non-interest expenses:
Compensation and benefits	546,257	293,771	460,404
	546,332
Non-compensation expenses:
Floor brokerage and clearing fees	37,866	34,500	29,106
Technology and communications	67,578	62,266	64,051
Occupancy and equipment rental	28,270	26,205	25,815
Business development	22,759	17,624	22,968
Professional services	18,014	25,269	27,771
Other	23,593	34,012	16,480
Total non-compensation expenses	198,080	199,876	186,191
Total non-interest expenses	744,337	493,647	646,595
Earnings before income taxes	191,370	23,382	113,975
Income tax expense	66,785	8,493	34,243
Net earnings	124,585	14,889	79,732
Net earnings attributable to noncontrolling interests (A)	4,531	3,149	8,128
Net earnings attributable to Jefferies Group LLC/ common shareholders	$120,054	$11,740	$71,604

Compensation and benefits / Net revenues	58.4%	56.8%	59.9%

Effective tax rate	34.9%	36.3%	30.0%

(A) For the quarters ended November 30, 2013 and August 31, 2013, this line item represents net earnings attributable to third party interests in certain asset management entities and investment vehicles managed by us, including a Leucadia interest.

JEFFERIES GROUP LLC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
(Amounts in Thousands)
(Unaudited)

	Successor	Predecessor
	Nine Months	Three Months	Twelve Months
	Ended	Ended	Ended
	November 30, 2013	February 28, 2013 (A)	November 30, 2012

Revenues:
Commissions	$427,178	$131,083	$485,569
Principal transactions	399,091	300,278	1,035,974
Investment banking	1,003,517	288,278	1,125,883
Asset management fees and investment income from managed funds	36,093	10,883	26,966
Interest income	714,248	249,277	1,031,839
Other revenues	94,195	27,004	164,974
Total revenues	2,674,322	1,006,803	3,871,205
Interest expense	579,059	203,416	872,421
Net revenues	2,095,263	803,387	2,998,784
Interest on mandatorily redeemable preferred interests of consolidated subsidiaries	3,368	10,961	42,883
Net revenues, less interest on mandatorily redeemable preferred interests of consolidated subsidiaries	2,091,895	792,426	2,955,901

Non-interest expenses:
Compensation and benefits	1,213,908	474,217	1,770,798

Non-compensation expenses:
Floor brokerage and clearing fees	105,357	30,998	120,145
Technology and communications	193,683	59,878	244,511
Occupancy and equipment rental	86,700	24,309	97,397
Business development	63,115	24,927	95,330
Professional services	72,802	24,135	73,427
Other	76,325	14,475	62,498
Total non-compensation expenses	597,982	178,722	693,308
Total non-interest expenses	1,811,890	652,939	2,464,106
Earnings before income taxes	280,005	139,487	491,795
Income tax expense	100,285	48,645	168,646
Net earnings	179,720	90,842	323,149
Net earnings attributable to noncontrolling interests (B)	8,418	10,704	40,740
Net earnings attributable to Jefferies Group LLC/ common shareholders	$171,302	$80,138	$282,409

Compensation and benefits / Net revenues	57.9%	59.0%	59.1%

Effective tax rate	35.8%	34.9%	34.3%

(A) Our consolidated net earnings for the three months ended February 28, 2013 reflects an adjustment of $5.3 million, after tax, to correct for the effect of an overstatement of professional service fees of $8.5 million relating to the Leucadia merger. We evaluated the effects of this error and concluded that it is not material to the previously issued Quarterly Report on Form 10-Q for the three month period ended February 28, 2013. Nevertheless, we revised our consolidated net earnings for the three month period ended February 28, 2013 to correct for the effect of this error and appropriately reflected the $8.5 million of professional service fees as an expense in the nine month period ended November 30, 2013.
(B) For the nine months ended November 30, 2013, this line item represents net earnings attributable to third party interests in certain asset management entities and investment vehicles managed by us, including a Leucadia interest.

JEFFERIES GROUP LLC AND SUBSIDIARIES
SELECTED STATISTICAL INFORMATION
(Amounts in Thousands, Except Other Data)
(Unaudited)

	Quarter Ended
	Successor		Predecessor
	November 30,	August 31,	November 30,
	2013	2013	2012
Revenues by Source
Equities	$294,351	$151,037	$176,595
Fixed income	212,295	33,103	292,974
Total	506,646	184,140	469,569

Equity	118,348	56,482	52,919
Debt	162,031	120,187	145,772
Capital markets	280,379	176,669	198,691
Advisory	136,665	142,670	84,271
Investment banking	417,044	319,339	282,962

Asset management fees and investment gain from managed funds:
Asset management fees	5,563	9,579	9,680
Investment gain from managed funds	6,454	3,971	6,638
Total	12,017	13,550	16,318
Net revenues	935,707	517,029	768,849
Interest on mandatorily redeemable preferred interests of consolidated subsidiaries	-	-	8,279
Net revenues, less mandatorily redeemable preferred interests of consolidated subsidiaries	$935,707	$517,029	$760,570

Other Data
Number of trading days	63	64	63

Average firmwide VaR (in millions) (A)	$12.61	$11.02	$13.38
Average firmwide VaR excluding Knight Capital (in millions) (A)	$10.37	$7.24	$7.95
Average firmwide VaR excluding Knight Capital and Harbinger Group Inc. (in millions) (A)	$7.32	$7.24	$7.95

(A) VaR estimates the potential loss in value of our trading positions due to adverse market movements over a one-day time horizon with a 95% confidence level. For a further discussion of the calculation of VaR, see "Value at risk" in Part II, Item 7 "Management's Discussion and Analysis" in our Annual Report on Form 10-K for the year ended November 30, 2012.

JEFFERIES GROUP LLC AND SUBSIDIARIES
FINANCIAL HIGHLIGHTS
(Amounts in Millions, Except Where Noted)
(Unaudited)

	Quarter Ended
	Successor		Predecessor
	November 30,	August 31,	November 30,
	2013	2013	2012

Results:
Net earnings attributable to Jefferies Group LLC / common shareholders (in thousands)	$120,054	$11,740	$71,604
Pretax operating margin	20.5%	4.5%	15.0%
Effective tax rate	34.9%	36.3%	30.0%

Financial position:
Total assets (1)	$40,176	$38,830	$36,294
Average total assets for quarter (1)	$46,439	$45,824	$44,242
Average total assets less goodwill and intangible assets for quarter (1)	$44,455	$43,840	$43,848

Cash and cash equivalents (1)	$3,561	$4,119	$2,693
Cash and cash equivalents and other sources of liquidity (1) (2)	$5,282	$5,574	$4,424
Cash and cash equivalents and other sources of liquidity - % total assets (1) (2)	13.1%	14.4%	12.2%
Cash and cash equivalents and other sources of liquidity - % total assets less goodwill and intangible assets (1) (2)	13.8%	15.1%	12.3%

Financial instruments owned (1)	$16,650	$13,698	$16,670
Goodwill and intangible assets (1)	$1,982	$1,988	$381

Total equity (including noncontrolling interests)	$5,432	$5,241	$3,783
Total member's / common stockholders' equity	$5,315	$5,164	$3,436
Tangible member's / common stockholders' equity (3)	$3,333	$3,176	$3,055

Level 3 financial instruments:
Level 3 financial instruments owned (1) (4)	$457	$444	$504
Level 3 financial instruments owned - % total assets (1)	1.1%	1.1%	1.4%
Level 3 financial instruments owned - % total financial instruments owned (1)	2.7%	3.2%	3.0%
Level 3 financial instruments owned - % tangible member's / common stockholders' equity (1)	13.7%	14.0%	16.5%

Other data and financial ratios:
Total capital (1) (5)	$11,209	$11,034	$8,710
Leverage ratio (1) (6)	7.4	7.4	9.6
Adjusted leverage ratio (1) (7)	9.4	9.3	9.0
Tangible gross leverage ratio (1) (8)	11.5	11.6	11.8
Leverage ratio - excluding merger impacts (1) (9)	9.3	9.4	N/A

Number of trading days	63	64	63

Average firmwide VaR (10)	$12.61	$11.02	$13.38
Average firmwide VaR excluding Knight Capital (10)	$10.37	$7.24	$7.95
Average firmwide VaR excluding Knight Capital and Harbinger Group Inc. (10)	$7.32	$7.24	$7.95

Number of employees, at quarter end	3,797	3,805	3,804

Compensation and benefits / Net revenues	58.4%	56.8%	59.9%

JEFFERIES GROUP LLC AND SUBSIDIARIES
FINANCIAL HIGHLIGHTS - FOOTNOTES

(1)	Amounts pertaining to November 30, 2013 represent a preliminary estimate as of the date of this earnings release and may be revised in our Annual Report on Form 10-K for the year ended November 30, 2013.

(2)	As of November 30, 2013, other sources of liquidity include high quality sovereign government securities and reverse repurchase agreements collateralized by U.S. government securities and other high quality sovereign government securities of $1,317 million, in aggregate, and $404 million, being the total of the estimated amount of additional secured financing that could be reasonably expected to be obtained from our financial instruments that are currently not pledged at reasonable financing haircuts and additional funds available under the committed senior secured revolving credit facility available for working capital needs of Jefferies Bache. The corresponding amounts included in other sources of liquidity as of August 31, 2013 were $1,145 million and $310 million, and as of November 30, 2012 were $1,307 million and $424 million, respectively.

(3)	Tangible member's / common stockholders’ equity (a non-GAAP financial measure) represents total member's / common stockholders’ equity less goodwill and identifiable intangible assets. We believe that tangible member's / common stockholders' equity is meaningful for valuation purposes, as financial companies are often measured as a multiple of tangible member's / common stockholders' equity, making these ratios meaningful for investors.

(4)	Level 3 financial instruments represent those financial instruments classified as such under Accounting Standards Codification 820, accounted for at fair value and included within Financial instruments owned.

(5)	As of November 30 and August 31, 2013, total capital includes our long-term debt of $5,777 million and $5,793 million, respectively, and total equity. As of November 30, 2012 total capital includes our long-term debt, mandatorily redeemable convertible preferred stock, mandatorily redeemable preferred interest of consolidated subsidiaries, in aggregate $4,928 million, and total equity. Long-term debt included in total capital is reduced by amounts outstanding under the revolving credit facility and the amount of debt maturing in less than one year, where applicable.

(6)	Leverage ratio equals total assets divided by total equity.

(7)	Adjusted leverage ratio (a non-GAAP financial measure) equals adjusted assets divided by tangible total equity, being total equity less goodwill and identifiable intangible assets. Adjusted assets (a non-GAAP financial measure) equals total assets less securities borrowed, securities purchased under agreements to resell, cash and securities segregated, goodwill and identifiable intangibles plus financial instruments sold, not yet purchased (net of derivative liabilities). As of November 30, 2013, August 31, 2013 and November 30, 2012 adjusted assets were $32,562 million, $30,112 million and $30,591 million, respectively. We believe that adjusted assets is a meaningful measure as it excludes certain assets that are considered of lower risk as they are generally self-financed by customer liabilities through our securities lending activities.

(8)	Tangible gross leverage ratio (a non-GAAP financial measure) equals total assets less goodwill and identifiable intangible assets divided by tangible member's / common stockholders' equity. The tangible gross leverage ratio is used by Rating Agencies in assessing our leverage ratio.

(9)	Leverage ratio - excluding merger impacts (a non-GAAP financial measure) is calculated as follows:
		November 30,	August 31,
	$ millions	2013	2013
	Total assets	$40,176	$38,830
	Goodwill and acquisition accounting fair value adjustments on the merger with Leucadia	(1,953)	(1,953)
	Net amortization to date on asset related purchase accounting adjustments	27	18
	Total assets excluding the impact of the merger	$38,250	$36,895

	Total equity	$5,432	$5,241
	Equity arising from merger consideration	(1,422)	(1,422)
	Preferred stock assumed by Leucadia	125	125
	Net amortization to date of purchase accounting adjustments, net of tax	(25)	(17)
	Total equity excluding the impact of the merger	$4,110	$3,927

	Leverage ratio - excluding merger impacts	9.3	9.4

(10)	VaR estimates the potential loss in value of our trading positions due to adverse market movements over a one-day time horizon with a 95% confidence level. For a further discussion of the calcuation of VaR, see "Value at risk" in Part II, Item 7 "Management's Discussion and Analysis" in our Annual Report on Form 10-K for the year ended November 30, 2012.

CONTACT:
Jefferies Group LLC
Peregrine C. Broadbent, 212-284-2338
Chief Financial Officer